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                                                                      EXHIBIT 1

                               CONTACT: Gale L. Griffin 201/894-2407
                                        Vice President, Corporate Communications

         CPC INTERNATIONAL TO SPIN OFF ITS CORN REFINING BUSINESS

         ENGLEWOOD CLIFFS, NJ, February 26, 1997 -- CPC International Inc. (NYSE:CPC) today announced that it intends to spin off its corn refining business to CPC shareholders as a new independent publicly-owned company. The objective of the spin-off, according to C. R. Shoemate, CPC's chairman and chief executive officer, is "to give both CPC and the new corn refining company the focus, flexibility, and resources they need for faster growth of sales, volumes, and profits."

         The new company, with businesses in 18 countries, will comprise CPC's corn refining operations in the United States, Canada, Latin America, Asia, and Africa; its interest in a joint venture in Mexico; and other joint venture interests, as well as licensing and technical agreements, chiefly in Asia and Africa. The sales of these operations, excluding the sales of non-consolidated joint ventures, were $1.5 billion in 1996.

CPC INTERNATIONAL TO FOCUS EXCLUSIVELY ON BRANDED FOOD PRODUCTS

         Following the spin-off, CPC International will be a global branded packaged food company consisting of its existing businesses in branded grocery products, baking, and foodservice. These businesses, with sales of $8.5 billion, reported strong performance in 1996. Their combined net income, on an estimated pro forma basis, increased more than 20% compared to 1995.

         CPC's branded grocery products and foodservice businesses, with operations in 62 countries worldwide, market such well-known products as Hellmann's and Best Foods mayonnaise, Knorr soups, sauces, and bouillons, Mazola corn oil, and Skippy peanut butter. Most of these brands are household names in North America, where CPC's sales of packaged foods were $1.7 billion in 1996.

         CPC's baking business, essentially all in the United States, makes and markets Thomas' English muffins and bagels; Entenmann's sweet baked products; Freihofer's, Oroweat, and Arnold breads and rolls; Boboli pizza crusts; and other premium fresh baked products.

         While CPC has a large and profitable packaged food business in North America, 60% of its total packaged food business is in Europe, Latin America, Asia, and Africa. In Europe, where CPC's operating income grew 20% in 1996, CPC reported sales of $3.7 billion in 1996 from the Knorr, Hellmann's, and other market-leading brands. The company's expansion in Western
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Europe and more recently in Eastern and Central Europe has been rapid and successful, illustrating the extendability of these brands and the company's expertise and experience in new market expansion. CPC also has fast-growing packaged food businesses in Latin America and 13 Asian countries, including three joint ventures in China, with total sales of $1.5 billion.

NEW CORN REFINING COMPANY AMONG TOP INTERNATIONAL COMPETITORS

         CPC is the third largest corn refining company worldwide, including its partnerships around the world. It is the global leader in dextrose, a high value-added corn refining product, and in corn starch. In North America, where it operates 6 corn refining plants, CPC is the fourth largest corn refiner, with strong regional positions. In Latin America, CPC is the largest corn refiner, with a market share of more than 60%. The new company will be well positioned to benefit from recent open-market agreements and the trend toward global suppliers serving global customers.

         Products of the corn refining business include dextrose, high fructose corn syrup, other corn syrups, starches, oil, animal feed ingredients, and other products used by a variety of industries.

         The tighter margins this business is currently experiencing in North America, related in 1996 to expensive corn and in 1997 to overcapacity in the industry, are not expected to continue beyond the medium term. It is expected that North American corn refining capacity and demand for corn refining products will gradually return to a more normal balance. The company's corn refining businesses in Latin America and Asia are expected to continue to show good growth and profitability.

         Although details of the new company's financial structure have not yet been determined, its expected cash flow and planned debt level will allow for continued healthy investment in future growth. The new company will issue its own debt, and transfer to CPC the proceeds, which will be used to reduce debt related to the transferred corn refining assets. CPC does not, therefore, expect to assign any of its existing debt to the new company.

TOP MANAGEMENT APPOINTED FOR NEW COMPANY

         Konrad Schlatter, currently senior vice president and chief financial officer of CPC International, will be chairman and chief executive officer of the new corn refining company. Samuel C. Scott will continue as president and chief operating officer of the new company and will be responsible for the day-to-day operations of the business.

BRIGHT FUTURE FORESEEN FOR BOTH COMPANIES

         C. R. Shoemate, chairman and chief executive officer of CPC said, "The result of this spin-off will be two independent, financially-sound companies, each with the focus, products, market positions, and international experience to succeed in its industry and generate attractive returns.
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         "We believe that our global packaged food business has excellent opportunities for fast and profitable growth, based on its great market-leading brands and their proven power in both established and new markets around the world. We expect that the company will continue to build its Knorr, Dressings, and Foodservice businesses aggressively, expand geographically, and increase its high level of innovation around the globe, while at the same time maximizing the efficiencies of a global corporation.

         "Our corn refining business, too, excels as an international competitor and has good prospects for attractive growth both in existing markets and through further geographic expansion. I have no doubt that Konrad Schlatter and Sam Scott are the right senior management team to deliver the increases in competitiveness and profitability that will make the new company a global corn refining industry leader. Konrad Schlatter brings the solid financial and administrative expertise that has been clearly evident in his service as CFO of CPC and in his active participation in the overall governance of the corporation. He also has extensive international experience as an operating manager. Sam Scott, who has spent his entire career in corn refining, has vast experience and a record of success in the industry and as a leader within CPC.

         "The separation of the two businesses will enable each company to focus exclusively on its own needs, thus improving its potential to grow and prosper. The historical synergies they once shared, including the leveraging of our worldwide corn refining positions for international expansion of consumer foods, have gradually diminished. Indeed, as the two businesses have become increasingly different from and independent of one another, their relationship under one management and corporate structure has grown more restrictive than helpful. As completely separate companies, each with a strong financial structure, these businesses will have the focus, flexibility, and resources they need for faster growth of sales, volumes, and profits."

TRANSACTION SUBJECT TO APPROVAL OF DEFINITIVE PLAN BY BOARD
AND A FAVORABLE IRS RULING

         The transaction is expected to be in the form of a distribution of the shares of the new company and may be preceded by an initial public offering of stock in the new company. It is subject to approval of a definitive plan by CPC's Board of Directors and receipt of a ruling by the Internal Revenue Service that the transaction will be tax-free to CPC and its shareholders.

         The transaction is expected to be completed by year end.

         Salomon Brothers Inc. and Merrill Lynch & Co. are advising the company on the transaction.

ABOUT CPC INTERNATIONAL: CPC International Inc. is among the largest U.S. food companies and ranks as one of the 100 largest industrial companies in the U.S., with sales of $9.8 billion in 1996. Best known among CPC's U.S. products are:
Hellmann's and Best Foods mayonnaise; Mazola corn oil and margarine; Skippy peanut butter; Knorr soups, sauces, and bouillons; Entenmann's sweet baked products; Thomas' English muffins; Arnold, Brownberry, Freihofer's, and Oroweat breads; Boboli Italian bread shells; Mueller's pasta; and Karo syrup. CPC's global Knorr brand comprises one of the world's most extensive lines of products. CPC is one of the nation's most international food companies, with operations
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in 62 countries. CPC is also one of the largest corn refiners, with operations in North America and Latin America. For more information, visit CPC's Web site on the Internet at: http://www.cpcinternational.com.